General Media, Inc.
          Computation of Ratio of Earning to Fixed Charges
                      Year Ended December 31,

                                                1994           1995           1996             1997            1998
                                                ----           ----           ----             ----            ----
Income (loss) from continuing
   operations, before income taxes      $  3,769,000    ($10,012,000)   ($   701,000)   ($ 1,915,000)   ($ 3,879,000)
                                        ------------    ------------    ------------    ------------    ------------

Adjustments to income (loss)
   Interest expense                       10,474,000      10,302,000       9,907,000       9,918,000       9,918,000
   Interest income                          (564,000)       (541,000)       (319,000)       (611,000)           (517)
   Interest expense in rental charges         87,000         689,000         789,000         754,000         757,000
                                        ------------    ------------    ------------    ------------    ------------
Adjusted income (loss)                  $ 13,766,000    $    438,000    $  9,676,000    $  8,146,000    $  6,795,483
                                        ============    ============    ============    ============    ============
Fixed charges
   Interest expense                     $ 10,474,000    $ 10,302,000    $  9,907,000    $  9,918,000    $  9,918,000
   Interest expense in rental charges         87,000         689,000         789,000         754,000         757,000
                                        ------------    ------------    ------------    ------------    ------------
Total fixed charges                     $ 10,561,000    $ 10,991,000    $ 10,696,000    $ 10,672,000    $ 10,675,000
                                        ============    ============    ============    ============    ============

   Ratio of earnings to fixed charges            1.3             0.0             0.9             0.8             0.6
                                                 ====           ====            ====            ====             ===

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